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                                                                    Exhibit 23.5


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus/Proxy Statement of American Stores Company and Albertson's, Inc. for the registration of shares of Albertson's common stock and to the incorporation by reference therein of our report dated March 18, 1998, with respect to the consolidated financial statements of American Stores Company incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

Salt Lake City, Utah
October 9, 1998